                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF DRILEX CORPORATION

                                                          PERCENTAGE  PERCENTAGE
                                                           OF VOTING  OF VOTING
                                                          SECURITIES  SECURITIES
                                                           OWNED BY    OWNED BY
                                                            DRILEX    IMMEDIATE
                                                          CORPORATION   PARENT
                                                          ----------- ----------
Drilex Systems, Inc. (Texas).............................    100%
  Drilex Systems, S.A. (Venezuela).......................                100%
  Drilex Systems Canada, Inc. (Canada)...................                 70%
  Drilex U.K. Limited (United Kingdom)...................                100%
    Drilex Overseas Limited (Bahamas)....................                100%
    Drilex Systems Limited (United Kingdom)..............                100%
Cobb Directional Drilling Company, L.L.C. (Delaware).....     99%*
Sharewell, Inc. (Delaware)...............................    100%
  Sharewell (Far East), Ltd. (Hong Kong).................                 66%
  Sharewell Horizontal Systems, Ltd. (United Kingdom)....                100%
  Sharewell Canada, Inc. (Canada)........................                100%

*Drilex Systems, Inc. owns the remaining 1% equity interest in Cobb Directional
 Drilling, L.L.C.